Exhibit 10(v)

October 21, 2016

Capital Z Financial Services Fund II, L.P. and

Capital Z Financial Services Private Fund II, L.P.

c/o Capital Z Partners, Ltd.

142 West 57th Street, 3rd Floor

New York, New York 10019

Attn:  Bradley E. Cooper

Re:	Purchase of Common Stock

Ladies and Gentlemen:

NewStar Financial, Inc. (the “Buyer”) hereby irrevocably subscribes for and agrees to purchase an aggregate of two million (2,000,000) shares of Common Stock, par value $0.01 per share (the “Securities”) of the Buyer from Capital Z Financial Services Fund II, L.P. (“Fund II”) and Capital Z Financial Services Private Fund II, L.P. (“Private Fund II”, and together with Fund II, the “Sellers” and, the Sellers together with the Buyer, the “Parties”).  The Buyer shall purchase 1,989,402 shares of the Securities from Fund II and 10,598 shares of the Securities from Private Fund II, in each case, pursuant to the representations, warranties and agreements set forth in this letter agreement (this “Agreement”) and subject to the terms and conditions set forth below (the “Transaction”). The Buyer acknowledges that this Agreement is subject to acceptance by the Sellers.

Purchase Price

The Buyer and the Sellers agree that the aggregate consideration payable for the Securities is $17,860,000, with $17,765,360 payable to Fund II and $94,640 payable to Private Fund II, in each case, in the manner agreed by the Parties. The wire instructions for each of the Sellers is as set forth on Exhibit A hereto.  The Sellers will each deliver the Securities to the Buyer in the manner agreed by the Parties. The Transaction will close as soon as practicable after the full execution of this Agreement by the Parties, but not later than five days after the full execution of this Agreement.

Capital Z Financial Services Fund II, L.P.

Capital Z Financial Services Private Fund II, L.P.
October 21, 2016

Indemnification

In connection with the Transaction, the Buyer will deliver a Letter of Indemnification Supplemental to Medallion Signature Guarantee (the “Company Letter”) signed by the Buyer on or about the date hereof, in favor of American Stock Transfer & Trust Company, LLC, the Company’s transfer agent (the “Transfer Agent”), in connection with the Transaction.

In consideration of the Buyer issuing the Company Letter, each of the Sellers hereby jointly and severally agree to unconditionally, absolutely and irrevocably indemnify, defend and hold harmless the Buyer and its officers, directors, managers, partners, shareholders, employees, agents, representatives and affiliates from any claims, damages, liabilities, costs or losses to which such persons may become subject as a result of the Company Letter, to the fullest extent permitted by applicable law.

Sellers’ Representations, Warranties, Acknowledgments and Agreements

Each of the Sellers hereby represents, warrants, acknowledges and agrees on behalf of itself for the benefit of the Buyer as follows:

1. such Seller (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits, risks and suitability of the Transaction, and (ii) is consummating the Transaction with a full understanding of all of the terms, conditions and risks and willingly assumes those terms, conditions and risks;

2. such Seller is authorized to consummate the Transaction;

3. such Seller is authorized to enter into this Agreement, and to execute and deliver all other documents required in connection with the Transaction.

4. the endorsement of Roland Bernardon, Chief Financial Officer, affixed to the presented security, stock power or other documentation and delivered to the Transfer Agent in connection with the Transaction (a copy of which is attached hereto as Annex A) is genuine, that the endorser is the appropriate person to sign on behalf of the applicable Seller (individually or as a qualified officer or other designated signatory on behalf of its general partner or otherwise) and that the endorser has the legal capacity to authorize the Transaction.

5. upon completion of the Transaction, the Buyer will receive good and marketable title to the Securities sold by such Seller, free and clear of any encumbrance, lien, claim, charge, security interest or other interests;

Capital Z Financial Services Fund II, L.P.

Capital Z Financial Services Private Fund II, L.P.
October 21, 2016

6. such Seller has received and carefully reviewed the Buyer’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, all subsequent public filings of the Buyer with the Securities and Exchange Commission (including its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016, and its Current Reports on Form 8-K filed since January 1, 2016), other publicly available information regarding the Buyer, and such other information that it and its advisers deem necessary to make its decision to enter into the Transaction;

7. such Seller has evaluated the merits and risks of the Transaction based exclusively on its own independent review and consultations with such investment, legal, tax, accounting and other advisers as it deemed necessary. Such Seller has made its own decision concerning the Transaction without reliance on any representation or warranty of, or advice from, the Buyer;

8. neither the Buyer nor any of its affiliates, principals, stockholders, partners, employees and agents (collectively, the “Buyer Parties”) has been requested to or has provided such Seller with any information or advice with respect to the Buyer or the Securities nor is such information or advice necessary or desired, and except as expressly set forth in this Agreement, neither the Buyer nor any other Buyer Party has made or makes any representation or warranty, express or implied, as to the Buyer, the Securities or any aspect of the Transaction, and such Seller disclaims the existence of and its reliance on any such representation or warranty;

9. such Seller acknowledges and understands that the Buyer and the other Buyer Parties may possess material nonpublic information regarding the Buyer not known to such Seller (the “Information”) that may impact the value of the Securities, including information that may be indicative that the value of the Securities is substantially different than the purchase price being paid for the Securities in the Transaction, and that the Buyer may be unable to disclose the Information to such Seller. Such Seller understands, based on its experience, the disadvantage to which such Seller is subject due to the disparity of information between the Buyer and such Seller.  Notwithstanding such disparity, such Seller has deemed it appropriate to enter into this Agreement and to consummate the Transaction. Such Seller is not relying on any disclosure or non-disclosure made or not made, or the completeness thereof, in connection with or arising out of the sale of the Securities, and therefore has no claim against the Buyer or any other Buyer Party;

10. if any such claim may exist, such Seller, recognizing its disclaimer of reliance and the Buyer’s reliance on such disclaimer as a condition to entering into the Transaction, covenants and agrees not to assert it against the Buyer or any other Buyer Party, and such Seller hereby releases the Buyer and each of the other Buyer Parties from any liability to such Seller, its affiliates, principals, stockholders, partners, employees, agents, grantors or beneficiaries, whatsoever due to or in connection with the Buyer’s use or non-disclosure of the Information or otherwise as a result of the Transaction, and such Seller hereby irrevocably waives any claim that it might have based on the failure of the Buyer or any other Buyer Party to disclose the Information; and

Capital Z Financial Services Fund II, L.P.

Capital Z Financial Services Private Fund II, L.P.
October 21, 2016

11. other than the Transaction, since the beginning of the tenth full trading day prior to the execution of this Agreement, neither such Seller nor any of its affiliates, nor any person acting on its or their behalf or acting in concert with or at the direction of any of them, has bid for, purchased, or attempted to induce any person to bid for or purchase, any shares of the Buyer’s Common Stock.

Buyer’s Representations, Warranties, Acknowledgments and Agreements

The Buyer hereby represents, warrants, acknowledges and agrees for the benefit of each of the Sellers as follows:

1. the Buyer (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits, risks and suitability of the Transaction, and (ii) is consummating the Transaction with a full understanding of all of the terms, conditions and risks and willingly assumes those terms, conditions and risks;

2. the Buyer is authorized to consummate the Transaction;

3. the Buyer is authorized to enter into this Agreement;

4. the Buyer has evaluated the merits and risks of the Transaction based exclusively on its own independent review and consultations with such investment, legal, tax, accounting and other advisers as it deemed necessary. The Buyer has made its own decision concerning the Transaction without reliance on any representation or warranty of, or advice from, the Sellers; and

5. neither of the Sellers nor any of its affiliates, principals, stockholders, partners, employees and agents (i) has been requested to or has provided the Buyer with any information or advice with respect to the Securities nor is such information or advice necessary or desired, or (ii) has made or makes any representation as to the Buyer or the Securities, other than as expressly set forth herein.

Buyer’s Reliance

The Sellers each acknowledge that (i) the Buyer is relying on such Seller’s representations, warranties, acknowledgments and agreements in this Agreement as a condition to proceeding with the Transaction; and (ii) without such representations, warranties and agreements, the Buyer would not enter into this Agreement or engage in the Transaction.

Other Agreements of the Parties

All of the representations, warranties and agreements of each party hereto shall survive the closing date of the Transaction. This Agreement (i) shall constitute the binding agreement of the Parties with respect to the subject matter hereof; (ii) shall constitute the sole and entire agreement of the Parties, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to the subject matter of this Agreement; and (iii) may be executed in counterparts, each of which shall be deemed an original,

Capital Z Financial Services Fund II, L.P.

Capital Z Financial Services Private Fund II, L.P.
October 21, 2016

including by facsimile, e-mail or other means of electronic transmission of executed counterparts, which together shall constitute one and the same agreement. In addition: (a) all costs and expenses incurred in connection with this Agreement and the Transaction shall be paid by the Party incurring such costs and expenses, whether or not the Transaction is consummated; (b) each of the Parties shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions of this Agreement and give effect to the Transaction; (c) if any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction; (d) this Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party; (e) no waiver by any Party of any of the provisions of this Agreement shall be effective unless explicitly set forth in writing and signed by the Party so waiving; (f) neither party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other party; and (g) this Agreement shall be binding upon and shall inure to the benefit of the Parties and their permitted successors and assigns.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

Please sign a copy of this Agreement and return a copy by facsimile or e-mail and the original by mail/courier to the undersigned. If the Buyer does not receive the Sellers’ signed counterpart of this Agreement by 5:00 P.M. ET on October 21, 2016, the Buyer’s offer to purchase the Securities shall be rescinded, and this Agreement shall immediately terminate and be of no further effect.

Very truly yours,

NEWSTAR FINANCIAL, INC.

		By:	/s/ Robert K. Brown
		Name:	Robert K. Brown
		Title:	Managing Director

CAPITAL Z FINANCIAL SERVICES FUND II, L.P.

By: Capital Z Partners, L.P., its general partner

By: Capital Z Partners, Ltd.

By:	/s/ Craig Fisher
Name:	Craig Fisher
Title:	General Counsel

CAPITAL Z FINANCIAL SERVICES PRIVATE FUND II, L.P.

By: Capital Z Partners, L.P., its general partner

By: Capital Z Partners, Ltd.

By:	/s/ Craig Fisher
Name:	Craig Fisher
Title:	General Counsel